EXHIBIT 10.74
Attachment D-4 to General Terms and Condition of
the Software License and Services Agreement
Additional Commercial Terms
Following are the additional business terms and conditions incorporated into the Software License and Services Agreement (the “Agreement”) dated the 31st day of March 2000 by and between BroadVision, Inc. (“BroadVision”) and RedEnvelope, Inc. (“Customer”). The terms and conditions contained herein are subject in all respects to the terms and conditions of the Agreement, except that in the event of a conflict between the terms of this Attachment and the Agreement, the terms of this Attachment shall govern. This Attachment shall not be effective until executed by Customer and accepted by an authorized representative of BroadVision. The effective date of this Attachment shall be the date of last signature below.
SOFTWARE

PRODUCT	PLATFORM	QUANTITY	UNIT COST	TOTAL
BROADVISION DEPLOYMENT COMMERCE CPU	SOLARIS	4 (DUAL CORE, ULTRASPARC IV), IM3	$90,000	$360,000

BROADVISION DYNAMIC COMMAND CENTER	SOLARIS	12	$6,000	$72,000

TOTAL LICENSED PRODUCT				$432,000

TOTAL LICENSE				$432,000

Customer currently has 12 BroadVision Commerce CPU licenses for dual-core processors for use with BroadVision Commerce and 6 BroadVision Dynamic Command Center licenses. Customer’s license of 4 additional BroadVision Commerce CPU licenses for dual-core processors, and 12 additional Dynamic Command Center licenses gives Customer a total of 16 BroadVision Commerce CPU licenses for dual-core processors, and 18 BoradVision Dynamic Command Center licenses.
Software Licensed Location: San Francisco, CA
Language. All products will be provided in English, unless otherwise specifically indicated herein.
Terms and Conditions
•	Payment Terms

As an express condition precedent Customer shall remit the full amount due hereunder by check sent by express delivery to arrive at BroadVision headquarters office, 1600 Seaport Blvd., Suite 550, North Building, Redwood City, CA 94063 on or before Tuesday October 2, 2007 or by wire transfer on or before 5PM Pacific Standard time Tuesday, October 2, 2007 as follows:
To:	Citibank N.A.
702 Marshall Street, Suite 100
Redwood City, CA 94063, USA
Routing & Transit #: 321171184

For further credit to BroadVision, Inc. A/C. 202046322

By Order of: <Enter Name of Sender>

•	Maintenance. Customer is not on maintenance for the Software therefore no maintenance fees are quoted.

•	Validity of this offer

This offer is only valid until 28th day of September 2007.

All amounts are in US Dollars, excluding any applicable taxes.

Additional Commercial Terms 051007	BroadVision, Inc	Page 1 of 2

Attachment D-4 to General Terms and Condition of
the Software License and Services Agreement
Additional Commercial Terms
•	Sales Tax Exemption / Resale Certificates

Pursuant to section 2 of the Agreement, Customer shall pay all sales and use tax resulting from the Agreement. If the customer is exempt from sales tax please indicate below applicable exemption.

Direct Payment Exemption (Direct Payment Exemption certificate required)

Tax exempt entity
The Direct Payment Certificate must be faxed to BroadVision Accounting Department at (650) 261-5677.
Compliance. The acquisition by Customer of the additional licenses set forth in this Attachment puts Customer in full and complete compliance with the terms of the Agreement related to the number of licenses needed by Customer as discovered by BroadVision’s audit of Customer’s Software usage on March 19, 2007.
By execution below, each signer certifies that he/she is authorized to accept and execute this Attachment on behalf of his/her company:

CUSTOMER: RedEnvelope, Inc.	BroadVision, Inc.

/s/ Christopher Nordquist Signature	/s/ Pehong Chen Signature

Christopher Nordquist	Pehong Chen
Printed Name	Printed Name

Chief Administrative Officer & General Counsel	President & CEO
Title	Title

September 28, 2007	10/1/07
Date	Date

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